[Centra Financial Holdings, Inc. Logo]

MORGANTOWN

990 Elmer Prince Dr.		Wharf District
304-598-2000		304-292-2000
Cheat Lake
304-284-8630

BOARD OF DIRECTORS

LAURENCE DeLYNN
Retail Consultant

ARTHUR GABRIEL*
Secretary/Treasurer
Gabriel Brothers, Inc.

DOUGLAS J. LEECH*
President & Chief Executive Officer
Centra Financial Holdings, Inc.
& Centra Bank

ROBERT E. LYNCH, JR.
Vice-President
Davis-Lynch Glass Co.

PAUL F. MALONE
Physician
President — Morgantown ENT Clinic

WILLIAM MALONEY
Managing Director
Shaft Drillers International

MARK R. NESSELROAD*
Chief Executive Officer
Glenmark Holdings LLC

PARRY PETROPLUS*
President Petroplus & Associates

MILAN PUSKAR*
Chairman
Mylan Labs, Inc.

THOMAS P. ROGERS
Chairman & CEO
Thoughtfulness, Inc.

PAUL T. SWANSON*
Chairman
CWS Inc., and Swanson Plating

RITA D. TANNER
Realtor; Dorsey & Kiger Realtors

BERNARD G. WESTFALL*
Retired President & CEO
WV United Health Systems

*Director of Centra Financial Holdings, Inc.

MARTINSBURG

300 Foxcroft Ave. 304-262-6500		500 Williamsport Pike 304-260-9207
Route 11 at Route 51 304-229-4500

BOARD OF DIRECTORS

KENNETH L. BANKS, DDS
General Dentistry

JAMES W. DAILEY, II*
Chairman
W. Harley Miller Contractors
Vice-Chairman
Farmers & Mechanics Mutual
Insurance Co.

DEBORAH J. DHAYER
Owner
Eddies Tire Service

TERRY W. HESS
President
Virginia Honey Company, Inc.

MICHAEL B. KELLER
Attorney
Bowles Rice McDavid Graff & Love

DOUGLAS J. LEECH
President & Chief Executive Officer
Centra Financial Holdings, Inc.

ROBERT A. MCMILLAN*
President
Jefferson Distributing Company

JOHN M. MILLER, III
Owner
John Miller Orchard Company
Chairman
Farmers & Mechanics Mutual
Insurance Co.

JEFFREY S. PETRUCCI
President Heiston Supply Inc.
D. Scott Roach
President, R.M. Roach & Sons, Inc.
Surgeon

*Director of Centra Financial Holdings, Inc.

[Centra Financial Holdings, Inc. Logo]

QUARTERLY REPORT

Fourth Quarter 2003

To Our Shareholders:

To Our Shareholders:

For the sixteenth consecutive quarter, Centra Financial Holdings has registered marked asset growth and for the eleventh straight quarter has shown improved earnings.

Total assets grew $84 million from $266 million at December 31, 2002 to $350 million at December 31, 2003, an increase of 31%. Total loans grew $109 million from $187 million at December 31, 2002 to $296 million at December 31, 2003, an increase of 58%. This growth was made possible by an $87 million increase in deposits, which rose from $215 million at December 31, 2002 to $302 million at December 31, 2003, an increase of 41%. Net income more than doubled from $925,000 in 2002 to $1,964,000 in 2003.

Non-interest income increased from $1,529,000 in 2002 to $2,786,000 in 2003, driven primarily by the growth in secondary mortgage market income which represents long term residential mortgages originated by the bank and sold on the secondary market. The bank generally does not keep such long term fixed rate loans in its portfolio. At December 31, 2003, total past due and non-performing loans were $509 thousand of a $296 million portfolio or .17%, well below national averages. Centra’s allowance for loan losses at December 31, 2003 stood at $4.5 million or 1.51% of total loans.

Morgantown’s Cheat Lake Area Office opened in September and grew to $14 million in total deposits at year end. Customers know that regardless of the office where they bank, they will be served by bankers they can count on for Centra’s unique blend of quality, consistency, personalized service and recognition.

In Martinsburg, our temporary banking office and drive thru opened in Inwood in December to serve the south Berkeley County market. Construction of the permanent facility, at the corner of Route #51 and Route #11, will begin in the spring with plans for a fall opening date.

We’ve accomplished a great deal in 2003, but there is much more to be done. Customers choose Centra because of our high level of service, product excellence and state of the art technology. Our top priority for 2004 is to sustain these high levels of preference and satisfaction and deliver them to an increased market share in the greater Morgantown and Martinsburg areas.

Many thanks to our shareholders, customers, employees and suppliers for your continued support. As always, your comments and suggestions are appreciated.

Sincerely,

/s/ Douglas J. Leech
Douglas J. Leech
President and CEO

[Centra Financial Holdings, Inc. Logo]

Total Assets

(in thousands)
March	282,762
June	306,945
September	326,775
December	349,708

Total Loans

(in thousands)
March	207,961
June	229,958
September	262,957
December	295,925

Total Deposits

(in thousands)
March	238,799
June	262,375
September	281,161
December	302,355

Quarterly Income Before Taxes

(in thousands)
March	412
June	449
September	485
December	514